Exhibit 99

NEWS RELEASE

FOR IMMEDIATE RELEASE November 2, 2012	Media contact: Bob Varettoni 908-559-6388 robert.a.varettoni@verizon.com

Verizon Announces Tender Offer for 8.95% Notes Due 2039 and

Potential Partial Redemption of Certain Notes of Verizon

NEW YORK — Verizon Communications Inc. (“Verizon”) (NYSE, NASDAQ: VZ) today announced the commencement of a tender offer (the “Tender Offer”) to purchase for cash any and all of its outstanding $1,250,000,000 aggregate principal amount of 8.95% Notes due 2039 (CUSIP No. 92343VAR5) (the “Notes”).

The Tender Offer is subject to the terms and conditions set forth in the Offer to Purchase, dated November 2, 2012, relating thereto (the “Offer to Purchase”).

For each $1,000 principal amount of Notes validly tendered and accepted, the holders will receive a price (the “Purchase Price”) calculated in accordance with the Offer to Purchase. That price is intended to result in a yield to maturity equal to the yield to maturity of the 3.000% U.S. Treasury reference security due May 15, 2042 as displayed on Bloomberg Reference Page “BBT1” as of 2:00 p.m., New York City Time, on Friday, November 9, 2012 plus a fixed spread of 100 basis points. Holders must validly tender and not validly withdraw their Notes, and have their Notes accepted for purchase in the Tender Offer, at or prior to the Expiration Time (as defined below) in order to be eligible to receive the Purchase Price.

Holders whose Notes are accepted for purchase will receive accrued and unpaid interest from the last interest payment date to, but not including, the date on which such Notes are purchased.

The Tender Offer is scheduled to expire at 5:00 p.m., New York City Time, on Friday, November 9, 2012, unless extended or earlier terminated by Verizon (the “Expiration Time”). Tendered Notes may be withdrawn at any time at or prior to the Expiration Time.

Upon the terms and conditions described in the Offer to Purchase, payment for Notes accepted for purchase will be made promptly after the Expiration Time.

The Tender Offer is conditioned upon the satisfaction of certain conditions, including the completion of a contemporaneous notes offering by Verizon (the “Notes Offering”) on terms and conditions (including,

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but not limited to, the amount of proceeds raised in the Notes Offering) satisfactory to Verizon. Subject to applicable law, Verizon may also terminate the Tender Offer at any time at or before the Expiration Time in its sole discretion.

Verizon intends to use the proceeds from the Notes Offering for one or more of the following purposes:

•	the retirement prior to maturity of all or a portion of one or more of the following series of securities:

–	4.35% notes due 2013 issued by Verizon in an aggregate principal amount of $750,000,000;

–	4.625% debentures, series A due 2013 issued by our subsidiary, Verizon Virginia Inc., in an aggregate principal amount of $1,000,000,000; and

–	8.75% notes due 2018 issued by Verizon in an aggregate principal amount of $2,000,000,000;

•	the purchase of any and all Notes that are validly tendered in connection with the Tender Offer; and

•	general corporate purposes.

Verizon has retained Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC to act as the dealer managers (together, the “Dealer Managers”) for the Tender Offer. Global Bondholder Services Corporation will act as the Information Agent and the Depositary for the Tender Offer. Questions regarding the Tender Offer should be directed to Goldman, Sachs & Co. at (800) 828-3182 (toll-free) or (212) 357-6436 (collect), Merrill Lynch, Pierce, Fenner & Smith Incorporated at (888) 292-0070 (toll-free) or (646) 855-3401 (collect) or J.P. Morgan Securities LLC at (866) 834-4666 (toll-free) or (212) 834-4811 (collect). Requests for documentation should be directed to Global Bondholder Services Corporation at (866) 736-2200 (toll-free) or (212) 430-3774 (collect).

This announcement is for informational purposes only. This announcement is not an offer to purchase or a solicitation of an offer to purchase with respect to any Notes. The Tender Offer is being made solely pursuant to the Offer to Purchase and related documents. The Tender Offer is not being made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the securities laws or blue sky laws require the Tender Offer to be made by a licensed broker or dealer, the Tender Offer will be deemed to be made on behalf of Verizon by the Dealer Managers or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

In addition, this announcement is not an offer to sell or the solicitation of an offer to buy with respect to any securities issued in the Notes Offering nor shall there be any sale of the securities issued in the Notes Offering in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Verizon has filed a registration statement on Form S-3 (including a prospectus) with the SEC for the Notes Offering. Interested parties should read the prospectus in that registration statement, the preliminary prospectus supplement for the Notes Offering and the other documents that Verizon has filed with the SEC that are incorporated by reference into the preliminary prospectus supplement for more complete information about Verizon and the Notes Offering. These documents are available at no charge

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by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents will be made available by any underwriters or dealer participating in the Note Offering to interested parties who make a request from Barclays Capital Inc., telephone: (888) 603-5847, email: barclaysprospectus@broadridge.com; Merrill Lynch, Pierce, Fenner & Smith Incorporated, 222 Broadway, 11th Floor, New York, New York 10038, Attention: Prospectus Department, telephone: (800) 294-1322, email: dg.prospectus_requests@baml.com; J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention: High Grade Syndicate Desk, 3rd Floor, telephone: (212) 834-4533; and RBS Securities Inc., 600 Washington Boulevard, Stamford, Connecticut 06901, telephone: (866) 884-2071.

Verizon Communications Inc. (NYSE, Nasdaq: VZ), headquartered in New York, is a global leader in delivering broadband and other wireless and wireline communications services to consumer, business, government and wholesale customers. Verizon Wireless operates America’s most reliable wireless network, with nearly 96 million retail customers nationwide. Verizon also provides converged communications, information and entertainment services over America’s most advanced fiber-optic network, and delivers integrated business solutions to customers in more than 150 countries, including all of the Fortune 500. A Dow 30 company with $111 billion in 2011 revenues, Verizon employs a diverse workforce of 184,500. For more information, visit www.verizon.com.

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Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this communication regarding the proposed transactions, the expected timetable for completing the transactions and any other statements regarding Verizon’s future expectations, beliefs, goals or prospects constitute forward-looking statements. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered forward-looking statements. A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements, including Verizon’s ability to consummate the transactions; the timing for satisfying the conditions to the completion of the transactions; Verizon’s ability to meet expectations regarding the timing, completion and accounting and tax treatments of the transactions; and the other factors described in Verizon’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and in its most recent quarterly report filed with the SEC. Verizon assumes no obligation to update the information in this communication, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.